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                                                                     EXHIBIT 5.1


                                March 15, 2002
Caminus Corporation
825 Third Avenue
New York, New York 10022

        Re:     Registration Statement on Form S-3 (Registration No. 333-82980)
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Ladies and Gentlemen:

        We have acted as counsel for Caminus Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (No. 333-82980) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to 4,772,500 shares of common stock, par value $0.01 per share (the "Shares"), of the Company, including 1,500,000 primary shares to be sold by the Company, 2,650,000 shares to be sold by the Selling Stockholders (as defined below), and 622,500 Shares to be sold upon exercise of the over-allotment option by the Underwriters (as defined below). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, certain selling stockholders listed therein (the "Selling Stockholders"), and Banc of America Securities LLC, Robertson Stephens, Inc. and First Union Securities, Inc., as representatives of the several underwriters named therein (the "Underwriters").

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have reviewed such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion.

        Based on the foregoing, it is our opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."


                                Very truly yours,

                                 /s/ Irell & Manella LLP

                                     IRELL & MANELLA LLP